UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		November 27, 2018

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Shady Elm Road, Winchester, Virginia		22602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

American Woodmark Corporation

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 27, 2018, the Board of Directors of American Woodmark Corporation (the "Company") elected Teresa M. May, Senior Vice President and Chief Marketing Officer of Asurion, LLC, as a director of the Company and a member of the Audit Committee.

Ms. May will be eligible to receive the non-management director compensation provided to our other non-management directors as more fully set forth under "Non-Management Directors' Compensation" in our definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 29, 2018.

A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this report.

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 27, 2018, the Board of Directors of the Company approved an amendment to Article II, Section 2 of the Company's Bylaws. The amendment will increase the number of directors of the Company from eight to nine. The full text of the Bylaws of the Company, marked to show the change, is attached as Exhibit 3.1 to this report and is incorporated in response to this Item by reference thereto.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

Exhibit 3.1Bylaws of the Company, as amended effective November 27, 2018 (marked to show changes to Bylaws).

Exhibit 99.1Registrant's Press Release dated November 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH	/s/ S. CARY DUNSTON

M. Scott Culbreth	S. Cary Dunston
Senior Vice President and Chief Financial Officer	Chairman & Chief Executive Officer

Date: November 28, 2018	Date: November 28, 2018
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer